United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

RCI HOSPITALITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10737 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On September 30, 2019, we held our Annual Meeting of Stockholders at 10737 Cutten Road, Houston, Texas 77066, for the following purposes:

(1)	To elect seven directors, including Eric S. Langan, Travis Reese, Nourdean Anakar, Luke Lirot, Yura Barabash, Elaine J. Martin and Arthur Allan Priaulx;

(2)	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019; and

(3)	To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above-named director nominees were elected and the appointment of Friedman LLP was ratified. There were no other matters presented for action at the Annual Meeting.

The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding as of the Record Date, August 5, 2019:	9,616,598

Total Voting Shares Present Either by Proxy or in Person of Common Stock:	8,443,179

Item 1:	Election of Directors

	FOR	WITHHELD
Eric S. Langan	4,695,232	554,950
Travis Reese	4,592,757	657,425
Nourdean Anakar	2,870,026	2,380,156
Luke Lirot	4,335,744	914,438
Yura Barabash	4,266,108	984,074
Elaine J. Martin	4,959,344	290,838
Arthur Allan Priaulx	4,935,499	314,683

Additionally, there was a total of 3,192,997 broker non-votes for the election of directors.

Item 2:	Ratification of appointment of Friedman LLP as independent registered public accounting firm for fiscal year ending September 30, 2019

Votes for:	8,292,032
Votes against:	104,399
Votes abstained:	46,748

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI Hospitality Holdings, INC.

Date: October 2, 2019	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer